                                                                   EXHIBIT 4.12



                          INTERCREDITOR AND COLLATERAL
                                AGENCY AGREEMENT


         This INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (this "Agreement") is made as of the 25th day of February, 1998, among (i) U.S. Trust Company of California, N.A., as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as hereinafter defined), (ii) BankBoston, N.A., as Agent (in such capacity, the "Agent") for the Lenders (as hereinafter defined),
(iii) U.S. Trust Company of California, N.A., as Trustee (the "Trustee") on behalf of the holders of Debentures (as defined below), and (iv) American Restaurant Group, Inc. ("ARG") and each of its subsidiaries listed on the signature pages hereto (the "Guarantors", and together with ARG, collectively, the "Borrowers").

         WHEREAS, pursuant to a Revolving Credit Agreement dated as of the date hereof (as supplemented or otherwise amended and in effect from time to time, the "Original Credit Agreement"), among the Borrowers, BankBoston, N.A. and the other financial institutions which may from time to time become parties thereto (the "Lenders") and BankBoston, N.A., as Agent for the Lenders, the Lenders have, upon the terms and subject to the conditions contained therein, agreed to make loans, and otherwise extend credit to the Borrowers;

         WHEREAS, it is a condition precedent to the Lenders' obligations to make loans, and otherwise extend credit to the Borrowers that the Borrowers grant to the Collateral Agent for the benefit of the Lenders and the Agent, as security for the Borrowers' obligations to the Lenders and the Agent under or in respect of the Original Credit Agreement, a first priority perfected lien on and security interest in the Collateral (as hereinafter defined), subject to the provisions of this Agreement;

         WHEREAS, pursuant to an Indenture dated as of the date hereof (as supplemented or otherwise amended and in effect from time to time, the "Indenture"), among ARG, the Guarantors and the Trustee, ARG has agreed to issue its 11.5% Senior Secured Notes Due 2003, (the "Debentures");

         WHEREAS, pursuant to a guaranty included in the Indenture, the Guarantors have guaranteed the obligations of ARG under the Debentures, the Indenture and the other documents to which ARG is a party;

         WHEREAS, in order for the Debentures to be issued by ARG and to be accepted by the holders thereof, the Indenture requires that the Borrowers grant to the Collateral Agent for the benefit of the holders of the Debentures and the Trustee, as security for the Borrowers' obligations to the holders of Debentures and the Trustee under the Indenture, a first priority perfected security interest in the Collateral, subject to the provisions of this Agreement;
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                                      -2-


         WHEREAS, concurrently herewith, the Borrowers and the Collateral Agent have entered into certain security agreements and related documents pursuant to which the Borrowers have granted or agreed to grant to the Collateral Agent, for the benefit of (i) the Lenders, (ii) the Agent, (iii) the Trustee and (iv) the holders of the Debentures, a security interest in and lien upon the Collateral; and

         WHEREAS, the parties hereto wish to set forth their relative rights and priorities with respect to the Collateral;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         Section 1. DEFINITIONS.

         Section 1.1. DEFINITIONS OF TERMS USED IN CREDIT AGREEMENT. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as in effect on the date hereof and as amended from time to time hereafter (but only to the extent any such amendment complies with the provisions of Section 9 of this Agreement).

         Section 1.2. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

                  Act. See Section 2.2.

                  Actionable Default. Any Event of Default under and as defined in the Credit Agreement or Event of Default under and as defined in the Indenture.

                  Agency Agreements. Each Agency Account Agreement (and any additions, replacements or substitutions thereof) among the Borrowers, the Agent, the Collateral Agent and each of the Borrowers' depository banks covering all concentration (and, to the extent required by the Requisite Party, other) accounts of the Borrowers with such banks, together with all notices in substantially the form of Exhibit A to the Company Security Agreement (as defined in the Credit Agreement) or, as the case may be, to the Subsidiary Security Agreement (as defined in the Credit Agreement) given by the Borrowers and the Collateral Agent to the Borrowers' depository banks with respect to local depository accounts.

                  Agent. As defined in the preamble hereto and shall include any replacement or successor Agent under the Original Credit Agreement, or any like agent(s) (or replacement(s) thereof or successor(s) thereto) under any other Credit Agreement.
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                                      -3-


                  Agreement. This Intercreditor and Collateral Agency Agreement.

                  Bank Debt. The "Obligations" as defined in the Original Credit Agreement, or any like term of the same meaning contained in any replacement Credit Agreement. Bank Debt shall include without limitation, any interest and collection costs to the extent allowable under applicable bankruptcy laws and any such amounts that would have been allowable to the extent that the Liens on Collateral secured only the Bank Debt. Notwithstanding the foregoing, Bank Debt shall not include (i) principal amounts under the Credit Agreement, or any replacement of the Credit Agreement, to the extent, and only to the extent, that such principal amounts at any one time outstanding exceed the Maximum Bank Debt Principal (such excess, the "Excess Bank Debt") and (ii) any interest, fees, collection costs and other amounts to the extent that they relate solely to, or are allocable solely to, any Excess Bank Debt. As used herein, "Maximum Bank Debt Principal" shall mean $20,000,000.

                  Bank Loan Documents. The "Loan Documents", as defined in the Original Credit Agreement, or any like term of the same meaning contained in any other Credit Agreement.

                  Borrowers. As defined in the preamble hereto. Borrowers as used herein includes the Borrowers as debtors, and the estate of the Borrowers as debtors, under the federal Bankruptcy Code as well as any permitted post-confirmation successor to such debtors under Chapter 11 of the federal Bankruptcy Code.

                  Collateral. Any of the properties and assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising, of the Borrowers in which the Borrowers have at the time of reference granted a Lien to the Collateral Agent to secure the Bank Debt and the Debenture Debt and which has not been released pursuant to the terms hereof; provided however, Collateral shall not include certain real estate collateral.

                  Collateral Agent. As defined in the preamble hereto unless and until a successor Collateral Agent shall have been appointed pursuant to
Section 5.4 hereof, and thereafter "Collateral Agent" shall mean such successor Collateral Agent.

                  Credit Agreement. The Original Credit Agreement and the Bank Loan Documents, and any agreement or agreements designated as a "Credit Agreement" hereunder by written notice by the Borrowers to the Collateral Agent with the written consent of the Agent and governing Indebtedness all or part of which was incurred to refund, refinance or replace all or any portion of the Indebtedness under the Original Credit Agreement, as the same may hereafter be amended, renewed, extended, restated, supplemented or otherwise modified (including without limitation, (i) by increasing the
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                                      -4-


amount of Indebtedness thereunder and (ii) any credit facility entered into after the commencement of an Insolvency Proceeding) from time to time.

                  Credit Documents. Collectively, the Credit Agreement, the Debenture Documents, and the Security Documents.

                  Debenture Acceleration Notice. See definition of Requisite Party.

                  Debenture Debt. The "Obligations" as defined in the Indenture. Debenture Debt shall include, without limitation, all indebtedness and obligations of the Borrowers to the holders of the Debentures and the Trustee under the Indenture and the other Debenture Documents, and shall further include, without limitation, any interest and collection cost to the extent allowable under applicable bankruptcy laws.

                  Debenture Documents. The Indenture, the Debentures, and all documents, instruments and agreements executed in connection therewith and, to the extent permitted by the Credit Documents, in connection with any indebtedness issued by the Borrowers to refund or refinance all or substantially all of the Debentures.

                  Debentures. As defined in the preamble hereto and, to the extent permitted by the Credit Documents, any replacement or substitution therefor issued by the Borrowers to refund or refinance all or substantially all of the Debentures which is explicitly entitled under the terms and conditions thereof to the benefits of this Agreement.

                  Indenture. As defined in the preamble hereto and shall include any amendment or supplement thereof and, to the extent permitted by the Credit Documents, any replacement or substitution therefor issued by the Borrowers to refund or refinance all or substantially all of the Debentures.

                  Insolvency Proceeding. A case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrowers or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Borrowers or their business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrowers for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise.

                  Lenders. As defined in the preamble hereto, together with their respective successors and assigns, and shall include any replacement or successive lenders under the Credit Agreement.
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                                      -5-


                  Lien. Any consensual mortgage, security deed, deed of trust, pledge, lien, security interest or other voluntary encumbrance, whether now existing or hereafter created, acquired or arising.

                  Notice of Actionable Default. A notice by the Requisite Party delivered to the Collateral Agent, stating that an Actionable Default has occurred. A Notice of Actionable Default shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by the Collateral Agent and to have been rescinded when the Collateral Agent has actually received from the notifying party a notice withdrawing such notice. A Notice of Actionable Default shall be deemed to be outstanding at all times after such notice has been given until such time, if any, as such notice has been rescinded. The Requisite Party may rescind a Notice of Actionable Default during an Insolvency Proceeding.

                  Person. Any individual, corporation, partnership, trust, unincorporated association, business or other legal entity, and any government or any governmental agency or political subdivision thereof.

                  Requisite Party. The Agent until such time as the Agent shall certify to the Collateral Agent in writing that the Bank Debt has been paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and the commitments represented by the Credit Agreement shall have expired or been reduced to zero or terminated; and, thereafter, the Trustee. Notwithstanding the foregoing, the Trustee shall become the Requisite Party 180 days after the Trustee has delivered notice to the Collateral Agent and the Agent that the entire principal amount of the Debenture Debt shall have become due and payable (a "Debenture Acceleration Notice"), if prior to the end of such period either the Agent has failed to deliver a Notice of Actionable Default or an Insolvency Proceeding does not exist. During any Insolvency Proceeding, until the Bank Debt has been paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and the commitments represented by the Credit Agreement shall have expired or been reduced to zero or terminated, the Agent shall be the Requisite Party (even if the Trustee shall have been the Requisite Party prior to the commencement of the Insolvency Proceeding).

                  Secured Obligations. Collectively, the Bank Debt (unless and until the Agent has given notice in writing to the Collateral Agent that either
(i) the Bank Debt has been paid in full and all commitments under the Credit Agreement have been reduced to zero or (ii) the Bank Debt otherwise no longer constitutes Secured Obligations under the Security Documents) and the Debenture Debt (unless and until the Trustee has given notice in writing to the Collateral Agent that the Debenture Debt no longer constitutes Secured Obligations under the Security Documents).
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                                      -6-


                  Secured Parties. The Agent, for the benefit of the Lenders and the Agent, and the Trustee, for the benefit of the holders of Debentures and the Trustee.

                  Security Documents. Any instrument or agreement pursuant to which a Lien in Collateral is created or arises to secure the Bank Debt and the Debenture Debt.

                  Trustee. As defined in the preamble hereto and shall include any replacement or successor Trustee under the Indenture.

         Section 1.3. TERMS GENERALLY. The definitions in Section 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Section s shall be deemed references to Section s of this Agreement unless the context shall otherwise require.

         Section 2. RECOURSE OF SECURED PARTIES; OTHER COLLATERAL; ACTS OF SECURED PARTIES.

         Section 2.1. RECOURSE OF SECURED PARTIES; OTHER COLLATERAL.

                  (a) Each of the Secured Parties acknowledges and agrees that except as provided in part (b) of this Section 2.1, (i) it shall only have recourse to the Collateral through the Collateral Agent and that it shall have no independent recourse to the Collateral and (ii) the Collateral Agent shall have no obligation to take any action, or refrain from taking any action, except upon instructions from the Requisite Party in accordance with Section 2.2 hereof.

                  (b) Nothing contained herein shall restrict (i) subject to
Section 7.2 hereof, the Agent's or any Lender's right to exercise the right of setoff, (ii) the Agent's right to give notice under the Agency Agreements, and to apply all amounts received from the depository accounts covered by the Agency Agreements to payment of the Bank Debt and (iii) the Agent's and the Trustee's rights to pursue remedies, by proceedings in law and equity, to collect principal of or interest on the Bank Debt or, as the case may be, the Debentures or to enforce the performance of and provisions of the Bank Debt or, as the case may be, the Debentures, including, without limitation, the filing of, or joining in the filing of, a petition in bankruptcy, to the extent that such remedies do not seek recovery from the Collateral or interfere with the Collateral Agent's right to take action hereunder or under the Security Documents.

         Section 2.2. ACTS OF SECURED PARTIES. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given
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                                      -7-


or taken by the Requisite Party, may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments satisfactory in form to the Collateral Agent and signed by or on behalf of the Requisite Party and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of the Requisite Party if such Act purports to be taken by or on behalf of the Requisite Party, and nothing in this Section 2.2 or elsewhere in this Agreement shall be construed to require the Agent (if the Agent is then the Requisite Party) or the Trustee (if the Trustee is then the Requisite Party) to demonstrate that it has been authorized by the Lenders or, as the case may be, holders of the Debentures to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of the Agent or the Trustee, as the case may be.

         Section 3. DUTIES OF COLLATERAL AGENT.

         Section 3.1. NOTICES TO THE SECURED PARTIES AND THE BORROWERS. The Collateral Agent shall within five (5) business days following receipt thereof furnish to each of the Agent, the Trustee, and the Borrowers:

                  (a) a copy of each Notice of Actionable Default received by the Collateral Agent;

                  (b) a copy of each certificate received by the Collateral Agent rescinding a Notice of Actionable Default;

                  (c) a copy of each Debenture Acceleration Notice received by the Collateral Agent;

                  (d) written notice of any release or subordination by the Collateral Agent of any Collateral; and

                  (e) such other notices required by the terms of this Agreement to be furnished by the Collateral Agent.

         Section 3.2. ACTIONS UNDER SECURITY DOCUMENTS. The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents except for the performance of such duties as are specifically set forth herein or therein or as may be requested in writing by both the Agent and the Trustee. Subject to the provisions of Section 5 hereof, the Collateral Agent shall take any action under or with respect to the Security

Documents which is requested by the Requisite Party and which request shall not be inconsistent with or contrary to this Agreement; provided that the Collateral Agent shall not amend or waive any provision of the Security Documents except in accordance with Section 9 hereof. The Collateral Agent shall, subject in all cases to the provisions of Section 5 hereof, exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Security Documents or any of them in accordance with any written instructions received from the Requisite Party. The Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent, being advised by counsel, determines that the directed action is not permitted by the terms of this Agreement, the Security Documents or the Credit Documents, may not lawfully be taken, might jeopardize its rights with respect to the Collateral, or would subject it to personal liability, and the Collateral Agent shall not be required to take any such action unless any indemnity which is required hereunder in respect of such action has been provided. Subject to Section 5 hereof, the Collateral Agent may rely on any such written direction given to it by the Requisite Party and shall be fully protected, and shall under no circumstances (absent the gross negligence or willful misconduct of the Collateral Agent) be liable to the Borrowers, any holder of any Secured Obligations or any other Person for taking or refraining from taking action in accordance therewith. In the absence of written instructions (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Requisite Party, the Collateral Agent shall not exercise remedies available to it under any Security Documents with respect to the Collateral or any part thereof.

         Section 4. PRIORITY OF RIGHTS AGAINST COLLATERAL AND PROCEEDS THEREOF. It is the intent of the parties hereto that the Bank Debt shall be paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and that the commitments represented by the Credit Agreement shall have expired or been reduced to zero or terminated before any of the Debenture Debt is paid from the Collateral. Accordingly, the parties hereto acknowledge and agree as follows:

                  (a) If, prior to its receipt of a Notice of Actionable Default, the Collateral Agent receives any cash amounts as proceeds of or otherwise constituting the Collateral (which amounts, under the terms of any of the Security Documents, are to be applied to any of the Secured Obligations), including, without limitation, any net proceeds received by the Collateral Agent during an Insolvency Proceeding or in connection with any sale, exchange, destruction, condemnation, or other disposition of any of the Collateral (such net proceeds to be deemed to include any amounts received by the Collateral Agent under Section 507(b) of the Bankruptcy Code as compensation for a failure of adequate protection in the context of an Insolvency Proceeding), such cash amounts shall be paid to the Agent to be applied in accordance with the terms and conditions of the Bank Loan Documents. Nothing contained herein shall limit the right of the Agent and the Lenders to continue to make loans, advances and otherwise extend credit under Bank Loan Documents, including loans, advances and extensions of credit during an Insolvency Proceeding.

                  (b) If, following its receipt of a Notice of Actionable Default which has not been rescinded, the Collateral Agent receives any cash amounts in respect of the Collateral (which amounts, under the terms of any of the Security Documents, are to be applied to any of the Secured Obligations), including, without limitation, any net proceeds received by the Collateral Agent during an Insolvency Proceeding or in connection with any sale, exchange, destruction, condemnation, or other disposition of any of the Collateral (such net proceeds to be deemed to include any amounts received by the Collateral Agent under Section 507(b) of the Bankruptcy Code as compensation for a failure of adequate protection in the context of an Insolvency Proceeding) such cash amounts shall be paid (i) to the Agent to be applied to the Bank Debt until such time as the Agent has notified the Collateral Agent in writing that (A) the Bank Debt has been paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and (B) the commitments represented by the Credit Agreement have expired or been reduced to zero or terminated; (ii) thereafter to the Trustee for application to the Debenture Debt until such time as the Trustee has notified the Collateral Agent in writing that the Debenture Debt has been paid in full in cash (or in a manner otherwise satisfactory to the Trustee in its sole and absolute discretion) and (iii) thereafter unless otherwise required by applicable law, to the Borrowers. Nothing contained herein shall limit the right of the Agent and the Lenders to continue to make loans, advances and otherwise extend credit under Bank Loan Documents, including loans, advances and extensions of credit during an Insolvency Proceeding.


                  (c) If the Collateral Agent receives any non-cash distributions or proceeds in respect of the Collateral, then, unless the Security Documents expressly provide to the contrary, the Collateral Agent shall hold such non-cash distributions and proceeds as Collateral upon the terms of this Agreement and the Security Documents until converted to cash and thereupon distributed in accordance with paragraphs (a) and (b) of this Section 4.

         Section 5. CONCERNING THE COLLATERAL AGENT.

         Section 5.1. APPOINTMENT OF COLLATERAL AGENT. The Agent, acting on instructions from the Lenders, and the Trustee, acting pursuant to the Indenture, hereby appoints U.S. Trust Company of California, N.A. to act as Collateral Agent pursuant to the terms of this Agreement and the Security Documents. The relationship between the Collateral Agent and the holders of the Secured Obligations is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the Credit Documents shall be construed to constitute the Collateral Agent as a trustee for any such holder.

         Section 5.2. LIMITATIONS ON RESPONSIBILITY OF COLLATERAL AGENT. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any Security Document, except for those made by it herein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Borrowers to the Collateral, as to the security afforded by this Agreement or any Security Document or, except as set forth in Section 6, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any Security Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Borrowers or to the holders of any of the Secured Obligations as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be responsible for any loss suffered with respect to any investment permitted to be made under this Agreement and shall not be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Collateral Agent may be liable for losses due to its willful misconduct or gross negligence. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Borrowers of any of the covenants or agreements contained herein or in any of the Credit Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Agreement or any Security Document except for such person's own gross negligence or willful misconduct. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such person in accordance with any notice given by the Requisite Party pursuant to the terms of this Agreement even if, at the time such action is taken by any such person, the Requisite Party or person purporting to be the Requisite Party is not entitled to give such notice, except where the account officer of the Collateral Agent active upon the Borrower's account has actual knowledge that such Requisite Party or person purporting to be the Requisite Party is not entitled to give such notice. The Collateral Agent may execute any of the powers granted under this Agreement or any of the Security Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

         Section 5.3. RELIANCE BY COLLATERAL AGENT; ETC. (a) Whenever in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and absent gross negligence or willful misconduct, the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

                  (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder, or any of the Collateral from any court of competent jurisdiction.

                  (c) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Agreement.

                  (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Actionable Default unless and until the Collateral Agent shall have received a Notice of Actionable Default. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a Notice of Actionable Default to inquire whether an Actionable Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any certificate so furnished to it and shall have no obligation, absent written instructions from the Requisite Party, to take or omit to take any action with respect to such Notice of Actionable Default.

                  (e) If the Collateral Agent has been requested by the Requisite Party to take any specific action pursuant to any provision of this Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement in the manner so requested unless, if so requested by the Collateral Agent, it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

                  (f) If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Security Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.

         Section 5.4. RESIGNATION OR REPLACEMENT OF THE COLLATERAL AGENT. The Collateral Agent may at any time resign by giving thirty (30) days' prior written notice thereof to each Secured Party and the Borrowers, provided that no resignation shall be effective until a successor for the Collateral Agent is appointed. The Requisite Party may at any time, with or without cause, remove the Collateral Agent and replace it with a successor Collateral Agent. Following any resignation or removal, the Requisite Party shall appoint a successor Collateral Agent, which may, but need not be, the Requisite Party. The Requisite Party shall notify the other parties hereto in writing of the appointment of any successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Requisite Party and shall have accepted such appointment within forty-five (45) days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be a financial institution having a long-term bank deposit rating of not less than "A" if rated by Standard & Poor's Corporation or Moody's Investors Services, Inc. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation or removal, the provisions of this Agreement and the Security Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

         Section 5.5. EXPENSES AND INDEMNIFICATION BY THE BORROWERS. By countersigning this Agreement, the Borrowers agree (a) to reimburse the Collateral Agent, on demand, for any expenses incurred by the Collateral Agent, including reasonable counsel fees and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any Security Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Secured Parties hereunder or under the Security Documents, (b) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement or any Security Document or any action taken or omitted by them under this Agreement or any Security Document; provided that the Borrowers shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents as determined by a final non-appealable order of a court of competent jurisdiction, (c) to indemnify and hold harmless the Collateral Agent, on demand, from and against any and all liabilities which may be imposed on or incurred by the Collateral Agent (in its capacity as Collateral Agent) for the net amount of taxes (after taking into account any deduction, credit or other tax reduction or benefit available by reason of the imposition of any such tax) in any jurisdiction in which the Collateral Agent would not otherwise be subject to tax except by reason of its acting under this Agreement or the Security Documents (directly or through agents); provided that such indemnification for taxes (i) shall apply only in respect of taxes attributable to the performance of the Collateral Agent's obligations hereunder and (ii) shall in no event cover any federal, state, local or other taxes imposed upon the Collateral Agent with respect to or measured by its gross or net income or profits. A statement by the Collateral Agent that is submitted to the Borrowers with respect to the amount of such expenses and containing a basic description thereof and/or the amount of its indemnification obligation shall be prima facie evidence of the amount thereof owing to the Collateral Agent.

         Section 5.6. EXPENSES AND INDEMNIFICATION BY SECURED PARTIES. The Requisite Party at any time of determination agrees (i) to reimburse the Collateral Agent, on demand, in the amount of any expenses referred to in
Section 5.5 and fees due pursuant to Section 5.7. which shall not have been reimbursed or paid by the Borrowers or paid from the proceeds of Collateral as provided herein and (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements referred to in Section 5.5, to the extent the same shall not have been reimbursed by the Borrowers or paid from the proceeds of Collateral as provided herein; provided that the Requisite Party shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents as determined by a final non-appealable order of a court of competent jurisdiction.

         Section 5.7. COLLATERAL AGENT'S FEE. By countersigning this Agreement, the Borrowers agree to pay to the Collateral Agent for the Collateral Agent's own account, a non-refundable Collateral Agent's fee in an amount agreed to by the parties on the Closing Date and on each anniversary thereof thereafter until the Secured Obligations have been paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion), the commitments represented by the Credit Agreement shall have expired or been reduced to zero or terminated and the Collateral Agent no longer has any duties hereunder.

         Section 6. REPRESENTATIONS AND WARRANTIES. Each of the Collateral Agent, the Trustee, and, by countersigning this Agreement, the Borrowers represents and warrants to the other parties hereto that (a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate action on its part and, in the case of the Agent, by the Lenders, and, in the case of the Trustee, by the Indenture, and (ii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which it is subject or any judgment, order, writ, injunction, license or permit applicable to it and will not conflict with any provision of its corporate charter or bylaws or any agreement or other instrument binding upon it; and (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

         Section 7. CERTAIN INTERCREDITOR ARRANGEMENTS.

         Section 7.1. TURNOVER OF COLLATERAL. If any Secured Party acquires custody, control or possession of any Collateral or proceeds therefrom, other than pursuant to the terms of this Agreement or pursuant to the Agency Agreements, such Secured Party shall promptly cause such Collateral or proceeds to be delivered to or put in the custody, possession or control of the Collateral Agent or, if the Collateral Agent shall so designate, an agent of the Collateral Agent (which agent may be a branch or affiliate of the Collateral Agent) in the same form of payment received, with appropriate endorsements, in the country in which such Collateral is held, for distribution in accordance with the provisions of Section 4. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral and proceeds in trust for the Collateral Agent. Notwithstanding the foregoing, (a) if the Requisite Party receives proceeds of Collateral in the form of cash, the Requisite Party may apply such amounts to the payment of the Bank Debt (until payment in full of the Bank Debt in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and the reduction of all commitments under the Credit Agreement to zero) or the Debenture Debt (after payment in full of the Bank Debt in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and the reduction of all commitments under the Credit Agreement to zero) and (b) the Trustee and the holders of the Debentures shall not be required to deliver to the Collateral Agent or such agent of the Collateral Agent, any amounts received by them prior to the earlier to occur of
(i) receipt by the Collateral Agent of a Notice of Actionable Default or (ii) an Insolvency Proceeding.

         Section 7.2. SETOFFS. If (a) any Lender exercises any right of setoff, banker's lien or similar right with respect to any Collateral for payment of any Secured Obligations, each of the Secured Parties agrees with each other Secured Party that if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Lender, other than the Bank Debt, such amount shall be applied ratably to such other Indebtedness and to the Bank Debt, and (b) any Secured Party, Lender or holder of Debentures shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim on the Bank Debt or Debenture Debt by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of Bank Debt or Debenture Debt held by such Person any amount from the Collateral in excess of its ratable portion of the payments received by the other Lenders or holders of Debentures with respect to the Bank Debt and Debenture Debt held by all of the Lenders and holders of Debentures as contemplated by this Agreement, such Person will make such disposition and arrangements with the other Lenders and holders of Debentures with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise, as shall result in each Lender or holder of Debentures receiving in respect of the Bank Debt or Debenture Debt held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         Section 8. RELEASE OR SUBORDINATION OF COLLATERAL; FREEDOM TO DEAL.


         Section 8.1. RELEASE OF COLLATERAL. The Collateral Agent is hereby authorized, upon receipt of instructions from the Requisite Party, and subject to Section 8.3, to (a) release any Collateral and to provide such releases and termination statements with respect to any Collateral in connection with any sale, exchange or other disposition thereof so long as (i) the Collateral Agent obtains a perfected security interest in any non-cash proceeds of such sale, exchange or other disposition and (ii) any net cash proceeds of such sale, exchange or other disposition are paid in accordance with Sections 4(a) or (b) and (b) consent to the use of cash collateral in connection with any Insolvency Proceeding. The Trustee and the holders of the Debentures waive any right they may have to object to the use of cash collateral in connection with any Insolvency Proceeding so long as the proceeds of Collateral are applied in accordance with Sections 4(a) or (b).


         Section 8.2. SUBORDINATION OF LIEN. To the extent permitted by the Credit Agreement and the Indenture, the Collateral Agent shall, on the written instructions of the Requisite Party, and subject to Section 8.3, subordinate by written instrument the Lien on all or any portion of the Collateral to any other lender extending to the Borrowers indebtedness permitted by the terms of the Credit Agreement and the Indenture. Further, following the commencement of any Insolvency Proceeding, with the consent of the Requisite Party, the Collateral Agent may subordinate the Lien on portions of the Collateral (including without limitation, subordination to indebtedness owed to the Agent or any of the Lenders) so long as the sum of the principal amount of such indebtedness and the principal amount of the Bank Debt does not exceed in the aggregate $20,000,000.


         Section 8.3. TRUST INDENTURE ACT COMPLIANCE. Notwithstanding the foregoing provisions of this Section 8, except for (i) the collection (including through a collection agency) of accounts receivable (including checks and other instruments received by the Borrowers and its Subsidiaries in respect thereof) in the ordinary course of business, (ii) pursuant to Section 10.3(b) of the Indenture, the disposition of inventory (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) in the ordinary course of business, (iii) utilization of cash as provided in and subject to Sections 4(a) and 4(b) hereof, or (iv) the release, withdrawal and utilization of cash and all funds on deposit in bank accounts of the Borrowers and their Subsidiaries (including without limitation proceeds of Collateral), the Collateral Agent is not authorized to release any Collateral or to provide any such release, termination statement or instrument of subordination unless the Collateral Agent shall have received a certificate from the Borrowers certifying that all documentation required by Section 314(d) of the Trust Indenture Act of 1939, as amended, in connection with such release has been duly furnished to the Trustee in accordance with Section 10.4 of the Indenture.

         Section 8.4. LEGALLY REQUIRED RELEASES. Whether or not so instructed by the Requisite Party, and whether or not any such certificate referred to in
Section 8.3 has been provided to the Collateral Agent, the Collateral Agent may release any Collateral and may provide any release, termination statement or instrument of subordination required by order of a court of competent jurisdiction or otherwise required by applicable law.

         Section 8.5. LENDERS' FREEDOM OF DEALING. The Trustee agrees, with respect to the Bank Debt, any and all guaranties thereof and any and all Collateral, that the Borrowers and the Lenders may agree to increase the amount (not to exceed the dollar amount contained in the definition of Bank Debt) of the Bank Debt or otherwise modify or waive the terms of any of the Bank Debt, and the Lenders may grant extensions of the time of payment or performance to and make compromises, including releases of guaranties, collateral which is not Collateral or Collateral as set forth in Section 8.1 hereof, and settlements with the Borrowers and all other persons, in each case without the consent of the Trustee or any of the Debenture holders for which it acts and without affecting the agreements of the Trustee or the Borrowers contained in this Agreement.

         Section 9. AMENDMENT OF THIS AGREEMENT.

                  (a) No modification or amendment of this Agreement shall be effective unless the same shall be in writing and signed by the Secured Parties, the Collateral Agent and, to the extent that any such modification or amendment would adversely affect the rights of the Borrowers hereunder or under any Security Document, the Borrowers, and no modification or amendment of any Security Document shall be effective without the written consent of the Agent, the Trustee and the Borrowers; provided, however, no amendment or waiver shall adversely affect any of the Collateral Agent's rights, immunities or rights to indemnification hereunder or under any of the Security Documents or expand its duties or reduce any amount payable to the Collateral Agent hereunder or under any Security Documents without the written consent of the Collateral Agent.

                  (b) No waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.


         Section 10. APPROVAL BY THE BORROWERS; BORROWERS' OBLIGATIONS ABSOLUTE. By countersigning this Agreement, the Borrowers acknowledge and consent to and agree to perform and be bound by each provision of this Agreement which expressly recites that the Borrowers are agreeing thereto by countersigning this Agreement. Nothing contained in this Agreement shall impair, as between the Borrowers and the Trustee, for the benefit of the security holders for which it acts, the obligation of the Borrowers to pay to the Trustee, for the benefit of the security holders for which it acts, all amounts payable in respect of the Debenture Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Trustee (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by the Indenture and by applicable law upon a default in the payment of the Debenture Debt, all, however, subject to the rights of the Agent and the Lenders as set forth in this Agreement.

         Section 11. MISCELLANEOUS.

         Section 11.1. FURTHER ASSURANCES, ETC. The Agent, the Trustee, the Collateral Agent and, by countersigning this Agreement, the Borrowers agree to execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the Collateral Agent, and shall take such other action, in each case as the Collateral Agent or any Secured Party may reasonably request (at the sole cost and expense of the Borrowers which, by countersigning this Agreement, agree to pay such costs and expenses), to effectuate and carry out the provisions of this Agreement including, without limitation, by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.

         Section 11.2. BANKRUPTCY VOTING RIGHTS. Except as provided in Section 8, at any meeting of creditors of the Borrowers or in the event of any Insolvency Proceeding, the Secured Parties shall retain the right to vote and otherwise act with respect to their Secured Obligations (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that no Secured Party shall vote to accept any such plan or take any other action in any way contesting the relative rights and duties of (i) any holders of any Bank Debt or (ii) the Trustee and the holders of the Debentures, in each case as established in this Agreement or any instruments or agreements creating or evidencing any of the Bank Debt or with respect to any of the Collateral.

         Section 11.3. NO INDIVIDUAL ACTION; MARSHALING; ETC. No holder of any Secured Obligations may require the Collateral Agent to take or refrain from taking any action hereunder or under any of the Security Documents or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement. The Agent and the Collateral Agent shall have no duty to, and the Trustee hereby waives any and all right to require the Agents and the Collateral Agent to, marshal any assets or otherwise to take any actions with respect to marshaling.

         Section 11.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the Collateral Agent, each of the Lenders, the Agent, the Trustee and each of the Debenture holders and their respective successors and permitted assigns and shall be binding on the Borrowers and its successors and permitted assigns. The Trustee acknowledges that the provisions of this Agreement apply to each of the holders of Debentures for which the Trustee acts regardless of any sale, transfer, pledge, assignment, hypothecation or other disposition by such Debenture holder to any person or entity; provided, that the indemnification provisions set forth in Section 5.6 shall only apply to holders of the Debentures at the time such expenses were incurred. The Agent acknowledges that the provisions of this Agreement apply to each of the Lenders regardless of any replacement, sale, transfer, pledge, assignment, hypothecation or other disposition by such Lender to any person or entity

         Section 11.5. NOTICES. All notices and other communications made or required to be given pursuant to this Agreement or the Security Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier or sent by telecopy or facsimile, confirmed by delivery via courier or postal service addressed as follows:

                  (a) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Thomas F. Farley, Jr., with a copy to Robert A.J. Barry, Bingham Dana LLP 150 Federal Street, Boston, Massachusetts 02110;

                  (b) if to the Trustee, at 515 South Flower Street, Suite 2700, Los Angeles, California, 90071-2291, Attention: Corporate Trust Department;

                  (c) if to the Collateral Agent, at 515 South Flower Street, Suite 2700, Los Angeles, California, 90071-2291, Attention: Corporate Trust Department; and

                  (d) if to the Borrowers, at 450 Newport Center Drive, Newport Beach, California 90266, Attention: Chief Financial Officer.

Any such notice and other communications shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if mailed, sent by registered or certified first class mail postage prepaid, on the third Business Day following the mailing thereof; provided, however, that a Notice of Actionable Default or any other notice to be delivered to the Collateral Agent pursuant to the terms of this Agreement shall not be deemed to have been received by the Collateral Agent until the Collateral Agent actually receives such notice.

         Section 11.6. TERMINATION.

                  (a) Upon (i) receipt by the Collateral Agent from the Agent of notice stating that either (A) the Bank Debt has been paid in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and all commitments under the Credit Agreement have been reduced to zero or (B) the Bank Debt otherwise no longer constitutes Secured Obligations under the Security Documents, (ii) receipt by the Collateral Agent from the Trustee of notice that (A) the Debenture Debt has been paid in full in cash (or in a manner otherwise satisfactory to the holders of the Debentures) defeased in accordance with the Indenture or (B) the Debenture Debt no longer constitutes Secured Obligations under the Security Documents and (iii) payment in full in cash (or in a manner otherwise satisfactory to the Collateral Agent) of all amounts payable to the Collateral Agent pursuant to Section Section 5.5 and 5.7, the security interests created by the Security Documents shall terminate forthwith and all right, title and interest in the Collateral shall revert to the Borrowers and their successors and assigns.

                  (b) Upon the termination of the Collateral Agent's security interest and the release of the Collateral in accordance with subsection (a) of this Section , the Collateral Agent will promptly at the Borrowers' written request and expense, (i) execute and deliver to the Borrowers such documents as the Borrowers shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Borrowers all property of the Borrowers constituting Collateral and then held by Collateral Agent or any agent thereof.

                  (c) This Agreement shall terminate automatically when the security interest granted under the Security Documents has terminated and the Collateral has been released.

                  (d) Upon payment in full of the Bank Debt in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) and the reduction of all commitments under the Credit Agreement to zero, the Agent will remit any amounts held by it to the Collateral Agent (unless otherwise required by law) and will deliver to the financial institutions party to the Agency Agreements notices in order to change
(i) the identity of the Person entitled to give notices thereunder to the Collateral Agent only and (ii) the account to which cash should be distributed thereunder to the Collateral Account (as defined in the Company Security Agreement, as defined in the Credit Agreement).

                  (e) If at any time any payment made or value received with respect to any Bank Debt is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, all as though such payment had not been made or value received, (i) to the extent necessary to repay in full in cash (or in a manner otherwise satisfactory to the Agent in its sole and absolute discretion) the Bank Debt, the Trustee will, following notice from the Agent, deliver to the Agent any amounts previously received and then held by the Trustee on account of or in any way relating to the Collateral; except, however, that the Trustee shall not be required to deliver to the Agent, any payments received by the Trustee prior to receipt by the Collateral Agent of a Notice of Actionable Default, and (ii) to the extent previously terminated, the security interest in the Collateral created by the Security Documents in favor of the Agent and the Lenders and the rights of the Agent to act as Requisite Party and to receive amounts pursuant to this Agreement shall be reinstated.

                  (f) Notwithstanding the foregoing, Section Section 5.5 and 5.6 of this Agreement shall survive, and remain operative and in full force and effect, regardless of the termination of this Agreement.

         Section 11.7. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS) AND SHALL BE A SEALED INSTRUMENT UNDER SUCH LAWS. THE PARTIES AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE PARTIES BY MAIL AT THE ADDRESSES SPECIFIED IN SECTION 12.5. THE PARTIES HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         Section 11.8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE

PERFORMANCE OF ANY SUCH RIGHTS AND OBLIGATIONS. Except as prohibited by law, each of the parties hereto hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the parties hereto with respect to itself
(i) certifies that neither the Collateral Agent, the Agent, the Lenders or the Trustee nor any representative, agent or attorney of the Collateral Agent, the Agent, the Lenders or the Trustee has represented, expressly or otherwise, that the Collateral Agent would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into this Agreement, the Collateral Agent, the Agent, the Lenders and the Trustee are relying upon, among other things, the waivers and certifications contained in this Section 11.8.

         Section 11.9. WAIVER OF RIGHTS. Neither any failure nor any delay on the part of any party hereto IN exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.

         Section 11.10. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

         Section 11.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of wHICH shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         Section 11.12. SECTION HEADINGS. The section headings used herein are for convenience of reference ONLy and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         Section 11.13. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement among the partiES hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements with respect to such subject matters. To the extent any provision of this Agreement conflicts with the Credit Agreement, the Indenture or any other Credit Document, as between the Secured Parties the provisions of this Agreement shall be controlling. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the Collateral Agent, the Agent, the Trustee and the Borrowers have caused this Intercreditor and Collateral Agency Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                    U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                                    in its capacity as Collateral Agent



                                    By:  /s/
                                         -------------------------------------
                                         Name:
                                         Title: Authorized Officer

                                    BANKBOSTON, N.A., in its capacity as Agent



                                    By:  /s/ Thomas F. Farley, Jr.
                                         -------------------------------------
                                         Name: Thomas F. Farley, Jr.
                                         Title: Managing Director

                                    U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                                    IN ITS CAPACITY AS TRUSTEE



                                    By:  /s/
                                         -------------------------------------
                                         Name:
                                         Title: Authorized Officer

ACCEPTED AND AGREED TO:

AMERICAN RESTAURANT GROUP, INC.



By:     /s/ William J. McCaffrey, Jr.
        ----------------------------------------
        Name: William J. McCaffrey, Jr.
        Title: Vice President &
               Chief Financial Officer


LOCAL FAVORITE, INC.



By:     /s/ William J. McCaffrey, Jr.
        ----------------------------------------
        Name: William J. McCaffrey, Jr.
        Title: Vice President &
               Chief Financial Officer


GRANDY'S, INC.



By:     /s/ William J. McCaffrey, Jr.
        ----------------------------------------
        Name: William J. McCaffrey, Jr.
        Title: Vice President &
               Chief Financial Officer


ARG ENTERPRISES, INC.



By:     /s/ William J. McCaffrey, Jr.
        ----------------------------------------
        Name: William J. McCaffrey, Jr.
        Title: Vice President &
               Chief Financial Officer

ARG PROPERTY MANAGEMENT,
    CORPORATION



By:     /s/ William J. McCaffrey, Jr.
        ----------------------------------------
        Name: William J. McCaffrey, Jr.
        Title: Vice President &
               Chief Financial Officer


SPOONS RESTAURANTS, INC.



By:     /s/ William J. McCaffrey, Jr.
        ----------------------------------------
        Name: William J. McCaffrey, Jr.
        Title: Vice President &
               Chief Financial Officer


SPECTRUM FOODS, INC.



By:     /s/ William J. McCaffrey, Jr.
        ----------------------------------------
        Name: William J. McCaffrey, Jr.
        Title: Vice President &
               Chief Financial Officer